Exhibit 1.01
L.B. FOSTER COMPANY

Conflict Minerals Report
For the reporting period from January 1, 2018 to December 31, 2018
1. Introduction
This Conflict Minerals Report (the “Report”) of L.B. Foster Company (the “Company” or “we”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2018 to December 31, 2018.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (collectively “3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (the “DRC”) or any adjoining country that shares an internationally recognized border with the DRC (collectively the “Covered Countries”).

As further described in this Report, the Company has determined that certain of its operations manufacture or contract to manufacture products that may contain 3TGs that are necessary to the functionality or production of such products.

L.B. Foster Company’s policy relating to 3TGs (the “Conflict Minerals Policy”) can be viewed on the Company’s website at https://www.lbfoster.com/en/about/corporate-responsibility/conflict-mineral.

1.1 Company Overview
L.B. Foster Company is a leading manufacturer and distributor of products and services for transportation and energy infrastructure with locations in North America and Europe. The Company’s Rail Products and Services (“Rail”) segment provides a full line of new and used rail, trackwork, and accessories to railroads, mines, and other customers in the rail industry. The Rail segment also designs and produces insulated rail joints, power rail, track fasteners, concrete railroad ties, coverboards, and special accessories for mass transit and other rail systems. In addition, the Rail segment engineers, manufactures, and assembles friction management products and railway wayside data collection and management systems. The Company’s Construction Products (“Construction”) segment sells and rents steel sheet piling, H-bearing pile, and other piling products for foundation and earth retention requirements. The Construction segment also sells bridge decking, bridge railing, structural steel fabrications, expansion joints, bridge forms, and other products for highway construction and repair. Also, as part of the Construction segment, concrete products businesses produce precast concrete buildings and a variety of specialty precast concrete products. The Company’s Tubular and Energy Services segment provides pipe coatings for natural gas pipelines and utilities, upstream test and inspection services, and precision measurement systems for the oil and gas market, and produces threaded pipe products for the oil and gas markets as well as industrial water well and irrigation markets.

1.2 Product Overview
This Report relates to the Company’s products (i) for which 3TGs are necessary to the functionality or production of that product; (ii) that were manufactured or contracted to be manufactured by the Company; and (iii) for which the manufacture was completed during calendar year 2018.

The Company does not directly purchase 3TGs, but it purchases components that it uses in the products it manufactures. The Company identified certain products it sells as possibly containing 3TGs that are necessary to the functionality or production of the products. These products include, but are not limited to, power rail, coverboards, mass transit and rail system accessories, certain friction management products, railway wayside data collection and management systems, expansion joints, precast concrete buildings, and precision measurement systems.

2. Reasonable Country of Origin Inquiry (“RCOI”)
The Company conducted a good faith RCOI regarding the 3TG in materials, components, and finished goods supplied to the Company, including the following steps (collectively, the “Program”):

Utilizing version 5.0 or higher of the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”), the Company engaged its 1,071 potential 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products.

The Company retained a third party vendor (“Vendor”) to conduct supplier surveying via its platform that enables users to complete and track supplier communications. It also allows suppliers to upload completed CMRTs directly to the platform for assessment and management. Non-responsive suppliers were contacted a minimum of three times and were also subject to one on one communications by the Vendor, including offering assistance and further information to suppliers about the requirements of the Rule and the Program.

The Program continues to include automated data validation on all submitted CMRTs via the Vendor’s software. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers were contacted with regard to invalid forms and were encouraged to resubmit a valid form. As of April 30, 2019, five invalid supplier submissions were not yet corrected.

Of the suppliers who responded that they provide 3TG to the Company, many did not include the name of any verified Smelters or Refiners (together, “SOR” or “Smelters”). Based on the responses received from the Company’s RCOI, which included thousands of alleged SOR names, a list was compiled of 320 verified, unique SORs, including information regarding associated countries of origin (the “Unique Smelter List”). The Company performed due diligence on the SORs which appeared on the Unique Smelter List that were known or reasonably believed to have sourced from the Covered Countries or that had unknown sourcing.

Based on the responses to our RCOI, the Company is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in the Covered Countries. Accordingly, the Company undertook the below Due Diligence measures to assess the practices of the SORs listed on its Unique Smelter List that were known or reasonably believed to have been sourced from the Covered Countries or that had unknown sourcing.

3. Due Diligence
3.1 Design of Due Diligence
The Company designed its due diligence process to be in conformity, in all material respects, with the due diligence framework in the Organisation of Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and related Supplements on tin, tantalum, and tungsten and on gold (collectively, the “OECD Guidance”). The OECD Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We have developed our due diligence process to address each of these five steps.

3.1.1 Establish Strong Company Management Systems
Conflict Minerals Policy
As described above, we maintain a Conflict Minerals Policy, which is posted on our website at https://www.lbfoster.com/en/about/corporate-responsibility/conflict-mineral.

Internal Team and Training
The Company has established a management team responsible for the oversight of its conflict mineral assessment. The management team is overseen by the Chief Accounting Officer and a team of subject matter experts from relevant functions such as quality, supply chain, operations, finance, and legal. Senior management is briefed about the results of our due diligence efforts.

We, in cooperation with our Vendor, have developed internal training programs to educate persons within the Company who may potentially have contact with suppliers or other external parties regarding the Company’s conflict minerals compliance efforts. We review our training programs at least annually to make sure they are continuously aligned with current regulations, our initiatives, and the tools we use.

Control Systems
As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other manufacturers in our industry and other sectors.

Our controls include our Legal and Ethical Conduct Policy, which outlines expected behaviors for all our employees.

Supplier Engagement
We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers.

In accordance with the OECD requirement to strengthen engagement with suppliers, we have, in cooperation with our Vendor, provided education to suppliers on the conflict minerals regulations as well as the expectations of the law. We continue to utilize our Vendor’s Learning Management System to provide all in-scope suppliers access to their Conflict Minerals Training Course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.

In addition, we have leveraged the existing communications within the Company, specifically through our procurement personnel, to encourage supplier interactions with our Vendor as well for them to understand the need to complete the surveys. Feedback from this process has allowed us to enhance the training, to focus and adapt it to each user’s needs, and refine and clarify our supplier communications to ensure that our expectations are clear.

Grievance Mechanism
We have longstanding grievance mechanisms whereby employees and suppliers can report violations of the Company’s policies, including our Conflict Minerals Policy.

Records Maintenance
We have retained all relevant documentation from our RCOI and due diligence. Our existing policy related to relevant documentation of our conflict mineral compliance process requires that documentation be retained for a period of at least five years.

3.1.2 Identify and Assess Risk in Our Supply Chain
Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult for us to identify all vendors upstream from our direct suppliers.

We have identified 1,071 direct suppliers related to our in-scope products. We rely on suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components. Our direct suppliers similarly rely upon information provided by their suppliers. Many of the largest suppliers either are Securities and Exchange Commission (“SEC”) registrants and subject to the Rule or are suppliers to other SEC registrants who are subject to the Rule.

Risks are identified automatically in the reporting system based on criteria established for supplier responses. The primary risk we identified with respect to the reporting period for the year ended December 31, 2018 related to the nature of the responses received. Many of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TG in the components supplied to the Company. Additionally, many suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters that are not certified as “conflict-free” by third party sources such as the Responsible Minerals Assurance Process (“RMAP”) pose a significant risk. Where a smelter is not identified as “conflict-free” by such sources, we rate the risk as high, medium, or low. This rating is based on various factors, including whether the SOR has been identified as a valid SOR and has an associated Smelter Identification Number (under the RMI, this is known as a Country Identification Number, or “CID”), whether there is known or plausible evidence of unethical or conflict sourcing, and the smelter’s geographic location, including proximity to the Covered Countries.

Based on these criteria the following facilities have been identified as being of highest concern to the supply chain:
•African Gold Refinery - CID003185
•Fidelity Printers and Refiners Ltd. - CID002515
•Kaloti Precious Metals - CID002563
•Sudan Gold Refinery - CID002567
•Tony Goetz NV - CID002587
•Universal Precious Metals Refining Zambia - CID002854

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our Vendor, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product CMRT to better identify the connection to products that they supply to the Company, and escalating up to removal of these high-risk smelters from their supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:
•Existence of a policy in place that includes “conflict-free” sourcing;
•Implementation of due diligence measures for “conflict-free” sourcing;
•Whether the supplier reviews due diligence information received from their suppliers against your company’s expectations;
•Whether the verification process includes corrective action management.

Based on how each supplier’s program meets these criteria, its program strength is identified as either strong or weak.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through our Vendor, provided video and written training on conflict minerals and the CMRT. This includes instructions on completing the form, and one-on-one email and phone discussions with supplier personnel.

In accordance with our Conflict Minerals Policy, we engage suppliers that we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance. If we are not satisfied with the results, we may then take steps to terminate a contract and find replacement suppliers.

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting the methodology outlined by the RMI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made a reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict-Free” lists of sourced metals.

3.1.3 Design and Implement a Strategy to Respond to Risks
In response to this risk assessment, the Company has an approved risk management plan through which the conflict minerals program is implemented, managed, and monitored. Updates to this risk assessment are provided to senior management.

As part of our risk management plan, to ensure suppliers understand our expectations, we have provided both video, recorded training, and documented instructions through our Vendor and responded to questions of suppliers requiring further clarification. We then provided each supplier a copy of the Responsible Business Alliance (“RBA”) reporting CMRT to complete for purposes of conflict minerals tracking. Furthermore, we reviewed responses to the reporting CMRT with suppliers where we needed clarification. As described in our Conflict Minerals Policy, we intend to engage any of our suppliers that we have reason to believe are supplying us with 3TG from sources that may support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. We do not seek to embargo responsible sourcing of 3TGs from the DRC region or condone a general embargo on sourcing from the region.

3.1.4 Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chains
The Company does not have a direct relationship with conflict minerals smelters or refiners and thus, the Company does not perform direct audits of these entities in its supply chain. The Company relies on the efforts of the industry associations that administer independent third-party smelter and refinery audit programs and encourages suppliers with more direct relationships with smelters to participate in comparable due diligence validation activities.

3.1.5 Report on Supply Chain Due Diligence
This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at https://www.lbfoster.com.

4. Due Diligence Results
For the 2018 reporting year, the Company received complete and valid CMRTs from approximately 46% of its 1,071 suppliers surveyed. Most supplier responses received provided information at a company-wide level. We reviewed the responses against criteria we developed to determine which responses might require further engagement with our suppliers. Such criteria included untimely or incomplete responses as well as inconsistencies with the data reported. We have sent and continue to send additional requests to seek clarifications from suppliers to validate such data and obtain more complete and accurate responses.

4.1 Efforts to Determine Mine or Location of Origin
Due to our position in the supply chain, it is difficult for us to identify suppliers upstream from our direct suppliers and it is increasingly difficult to track 3TGs down to the mine or smelter level. Through continual follow-up, the Company requests additional status reports from direct suppliers. We work to validate the data obtained from suppliers by utilizing claims made by referenced refiners or smelters on their websites. For our position in the supply chain, we have determined to use this risk based approach to determine the origin of 3TGs in purchased products/materials.

4.2 Country of Origin
Based on the nature of information we received from our suppliers, we are unable to determine the country of origin of 3TG’s in our products.

4.3 Smelters or Refiners
For all responses that indicated a smelter, our Vendor compared the facilities listed to the list of smelters maintained by the RMI. If a supplier indicated that the facility was certified as “conflict-free,” our Vendor confirmed that the name was listed by RMI as a certified smelter. As of April 30, 2019, we have determined that 320 smelters or refiners are listed as certified smelters/refiners by RMI and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Schedule A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Schedule A any smelters or refiners that we have not been able to validate.

Based on the smelter lists provided by suppliers via the CMRTs and publicly available information, we have identified 254 smelters that are certified “conflict-free.” In addition, 7 smelters are active in the Responsible Minerals Assurance Process and are or have committed to undergoing an audit.

From the responses that we received, we identified 59 smelters that potentially posed a risk. These concerns stem from the location of the facilities and claims that fall outside of the scope of the conflict minerals law. For suppliers that identified these smelters of concern on their CMRT, we created an escalation plan. These suppliers were contacted by our Vendor and the Company to evaluate whether these smelters could be connected to the Company’s products. The suppliers were asked to complete a product-level CMRT, rather than a company-level CMRT, to better identify the connection to products that they supply to the Company. Other suppliers were evaluated internally to determine if they were in fact still active suppliers. If not, they were taken out of scope.

5. Steps Taken to Mitigate Risk
In 2019, we have taken, or plan to take, the following steps to mitigate the risk that our necessary 3TGs benefit armed groups:
•Continue to deploy our supply chain policy in accordance with OECD recommendations;
•Further augment our reasonable country of origin and due diligence process with our vendors;
•Increase our supplier response rate while increasing the validation of Smelter information by substituting suppliers that do not use 3TGs from suppliers that use 3TGs from the Covered Countries; and
•Raise the awareness of suppliers to their use of “conflict-free” minerals.

Cautionary Statement on Forward-Looking Statements
This Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. These forward-looking statements are subject to various risks, uncertainties and other factors, including, among other matters, the Company’s suppliers’ responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to identify and mitigate risks in its supply chain, whether smelters and refiners and other market participants responsibly source conflict minerals, and political and regulatory developments, whether in the Covered Countries, the United States, or elsewhere. The Company’s forward-looking statements in this Report are based on management’s current views, beliefs, and assumptions regarding future events. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Schedule A
The following lists the smelters/refiners identified by our suppliers as sources for their products that are certified by the “Responsible Minerals Assurance Process .”

The information that we received from much of our direct suppliers was at their company-wide level. Thus, the smelters or refiners identified by our direct suppliers contained in the tables below may include smelters or refiners that processed minerals that our direct suppliers supplied to their other customers, but not to us. We are unable to conclusively determine whether the smelters or refiners included in the tables below were used to process the 3TGs necessary to the functionality or production of our products during 2018. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed below were the country of origin of minerals in our products during 2018, and therefore we are unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the information that we received from our direct suppliers may yield inaccurate or incomplete information. For example, the information we received from our direct suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMI Responsible Minerals Assurance Process – RMAP and, thus, are not responsible for the quality of these audits or the audit findings.

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES	Non Conformant
Gold	Advanced Chemical Company	UNITED STATES	Conformant
Gold	African Gold Refinery	UGANDA	Not Enrolled
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	Caridad	MEXICO	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Métaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Active
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not Enrolled
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Not Enrolled

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Enrolled
Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Enrolled
Gold	HeeSung	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Enrolled
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Not Enrolled
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Not Enrolled
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not Enrolled
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Gold	Morris and Watson	NEW ZEALAND	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Enrolled
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Not Enrolled
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not Enrolled
Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant
Gold	Republic Metals Corporation	UNITED STATES	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES	Not Enrolled
Gold	Safimet S.p.A	Italy	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	Not Enrolled
Gold	Sai Refinery	INDIA	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Non Conformant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	Not Enrolled
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not Enrolled
Gold	Sudan Gold Refinery	SUDAN	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	Non Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conformant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	Conformant
Tantalum	Exotech Inc.	UNITED STATES	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA	Conformant
Tantalum	QuantumClean	UNITED STATES	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemicals	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV Tiga Sekawan	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Active
Tin	Dowa	JAPAN	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
Tin	EM Vinto	BOLIVIA	Conformant
Tin	Estanho de Rondônia S.A.	BRAZIL	Not Enrolled
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Non Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Not Enrolled

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Active
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	Brazil	Not Enrolled
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Non Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant